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                               EXHIBIT 3(b) & 4(b)

                                     BYLAWS
                                       OF
                               DMI FURNITURE, INC.

                                   1. OFFICES

         1.1 REGISTERED OFFICE. The Corporation shall have and maintain in Delaware a registered office which shall be the business office of the Corporation's registered agent in Delaware.

         1.2 OTHER OFFICES. The Corporation may have such other offices at such places, both within and without Delaware, as the Board of Directors may from time to time designate or as the business of the Corporation may from time to time require.

                          2. MEETINGS OF STOCKHOLDERS

         2.1 MEETING PLACE. All meetings of the stockholders shall be held at such place, either within or without Delaware, as the Board of Directors may from time to time designate and as stated in the notice of the meeting.

         2.2 ANNUAL MEETINGS. An annual meeting of the stockholders shall be held for the election of directors at such date and time during each fiscal year of the Corporation as the Board of Directors shall designate and as stated in the notice of the annual meeting. In addition to the election of directors, the stockholders shall transact such other business as may properly be brought before the meeting.

         2.3 SPECIAL MEETINGS. Unless otherwise prescribed by law, by the Corporation's Certificate of Incorporation, or by these Bylaws, special meetings of the stockholders may be called for any purpose or purposes by (a) the Chairman of the Board, if any, or (b) the President or the Secretary upon the written request of a majority of the members of the Board of Directors.

         2.4 MEETING NOTICES.

                  (a) Except as otherwise provided by law, by the Corporation's Certificate of Incorporation, or by these Bylaws, written notice of any annual or special meeting of the stockholders shall state the place, date, and time thereof and, in the case of a special meeting, the purpose or purposes for which the meeting is called, and shall be given to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before the meeting.

                  (b) Notice of any meeting of stockholders (whether annual or special) to act upon an amendment to the Corporation's Certificate of Incorporation, upon a reduction of the Corporation's stated capital, upon a plan of merger or consolidation involving the Corporation, or upon a sale of all or substantially all of the Corporation's assets shall be given to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before

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the date of such meeting. Any such notice shall be accompanied by a copy of the proposed amendment or of the plan of reduction, merger, consolidation, or sale.

         2.5 LIST OF STOCKHOLDERS. At least ten days (but not more than fifty days) before any meeting of the stockholders, the officer or transfer agent in charge of the stock transfer books of the Corporation shall prepare and make a complete alphabetical list of the stockholders entitled to vote at the meeting, showing the address of each stockholder and the number of shares registered in the name of each stockholder. The list so prepared shall be maintained at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and shall be open to inspection by any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days before the meeting. The list shall remain open throughout the meeting and may, except as otherwise provided by law, be inspected by any stockholder or proxy of a stockholder who is present in person at such meeting.

         2.6 PRESIDING OFFICERS; ORDER OF BUSINESS.

                  (a) The Chief Executive Officer, if any, shall preside at all meetings of the stockholders at which the Chief Executive Officer is present. If the Chief Executive Officer is not present at a meeting of the stockholders, the following officer or person shall preside (in descending order of preference):
(1) the Chairman of the Board, if any, (2) the President, (3) a Vice President or director specifically designated by the Board of Directors to preside at the meeting, or (4) a stockholder chosen at the meeting by stockholders present in person or by proxy who own a majority of the shares of capital stock of the Corporation entitled to vote and represented at the meeting.

                  (b) If present at the meeting, the Secretary of the Corporation shall serve as secretary of the meeting. If the Secretary of the Corporation is not present at the meeting, a person designated by the officer or person presiding over the meeting shall serve as secretary of the meeting.

                  (c) Unless otherwise ordered by the officer or person presiding over the meeting, the following order of business shall be observed insofar as is practicable and consistent with the purposes of the meeting:

                           (1) Call of the meeting to order.

                           (2) Presentation of proof of mailing of notice of the
meeting and, if the meeting is a special meeting, the call thereof.

                           (3) Presentation of proxies.

                           (4) Determination and announcement that a quorum is
present.

                           (5) Reading and approval (or waiver thereof) of the
minutes of the previous meeting.

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                           (6) Reports, if any, of officers of the Corporation.

                           (7) Election of directors, if the meeting is an
annual meeting or a meeting called for such purpose.

                           (8) Consideration of the specific purpose or purposes
for which the meeting has been called (other than the election of directors).

                           (9) Transaction of such other business as may
properly come before the meeting.

                           (10) Adjournment.

         2.7 QUORUM; ADJOURNMENTS.

                  (a) Except as otherwise provided by law, by the Corporation's Certificate of Incorporation, or by these Bylaws, the holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at any given meeting present in person or by proxy shall be necessary to, and shall constitute a quorum for, the transaction of business at all meetings of the stockholders.

                  (b) If a quorum is not present in person or by proxy at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, until a quorum is present in person or by proxy.

                  (c) If a meeting is adjourned in accordance with Section 2.7(b) of these Bylaws and a quorum is present in person or by proxy at such adjourned meeting, the stockholders may transact at the adjourned meeting any business which might have been transacted at the original meeting. But if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

         2.8 VOTING.

                  (a) At any meeting of stockholders, every stockholder having the right to vote on a particular subject matter shall be entitled to vote in person or by proxy on that subject matter. Except as otherwise provided by law or by the Corporation's Certificate of Incorporation, each stockholder of record shall be entitled to one vote (on each matter submitted to a vote) for each share of capital stock registered in his or her name on the books of the Corporation.

                  (b) As to the election of directors, the candidate or candidates, up to the number of directors to be elected, receiving the highest number of votes shall be elected.

                  (c) As to all other matters and except as otherwise provided by law or by the Corporation's Certificate of Incorporation, the vote of the holders of a majority of the issued and

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outstanding shares of the capital stock of the Corporation entitled to vote on that matter, present in person or by proxy, shall decide any question brought before the meeting.

         2.9 ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent in lieu of such meeting, setting forth the action so taken, is signed before or after such action by the holders of issued and outstanding shares of the capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All written consents shall be filed with the minutes of the meetings of the stockholders.

                             3. BOARD OF DIRECTORS

         3.1 NUMBER OF DIRECTORS. Subject to any provision of the Corporation's Certificate of Incorporation governing the number of the Corporation's directors, the exact number of the Corporation's directors may be fixed, increased, or decreased from time to time by a resolution adopted by the vote of the directors at the meeting, or by consent in lieu of a meeting, at which, or by which, the time and place of the annual meeting of stockholders are designated. Directors need not be stockholders or residents of Delaware.

         3.2 CLASSIFICATION AND TERMS. In accordance with Section 141(d) of the General Corporation Law of the State of Delaware and consistent with the establishment of classes of directors pursuant to a Bylaw of the Corporation as heretofore adopted by a vote of the stockholders, and subject to the provisions of the Corporation's Certificate of Incorporation, as adopted and amended by votes of the Stockholders, the Board of Directors shall be divided into classes and categories of directors as follows:

                  (a) The first class ("Class I") shall consist of not more than six directors who shall be elected by the stockholders entitled at the time to vote for the election of Directors. Beginning with the Corporation's 1992 annual meeting of stockholders, all Class I directors shall be elected to serve for a term of one year and until their successors have been elected and qualified; provided, however, that nothing contained in this paragraph shall shorten the term of an incumbent Category A or Category B director elected to a three-year term expiring after the Corporation's 1991 annual meeting of stockholders.

                  (b) The second class ("Class II") shall consist of the greatest integral number of directors that does not exceed one-fifth (1/5) of the total number of directors, or two directors, whichever is greater. In accordance with Paragraph 4 of Part II of Article Fourth of the Corporation's Restated Certificate of Incorporation, as amended, all Class II directors shall be elected by the holders of Series C Preferred Stock to serve for one-year terms and until their successors have been elected and qualified.

                  (c) Except as otherwise expressly provided in Sections 3.2 and 3.3, all other rights and obligations of the directors shall be equal, regardless of class or category.

         3.3 PART II OF ARTICLE FOURTH VACANCIES.

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                  (a) Part II of Article Fourth of the Corporation's Restated
Certificate of Incorporation, as amended ("Part II"), provides the holders of the Series C Preferred Stock of the Corporation, voting as a single class, certain rights to elect a majority of the members of the Board of Directors upon the occurrence of certain events (the "Trigger Events"). This Section 3.3 effectuates the creation of vacancies on the Corporation's Board of Directors referred to in Subparagraph 5B(iv) of Part II.

                  (b) As of the day next-preceding the day of the commencement of a Special Meeting (the "Special Meeting") of the holders of the Series C Preferred Stock and the Common Stock of the Corporation called pursuant to Subparagraph 5B(iii) of Part II certain Class I directors (the "Terminated Directors") (determined in accordance with the method hereinafter set forth) shall cease to serve as directors of the Corporation. First, the number of Terminated Directors shall be determined by subtracting (i) the number of Class II directors from (ii) a number equal to the number of directors constituting a majority of the whole Board. Second, Class I directors in decreasing age order shall cease to serve to the extent necessary to create a sufficient number of vacancies on the Board of Directors to allow the holders of the Series C Preferred Stock to elect the number of directors determined in accordance with the next preceding sentence.

                  (c) At the Special Meeting, the holders of the Series C Preferred Stock shall elect the number of directors necessary to fill the vacancies created by Section 3.3(b) and no holder of any securities of the Corporation other than Series C Preferred Stock shall have any right to vote on the filling of such vacancies.

                  (d) Unless sooner terminated in accordance with Subparagraph 5B(ii) of Part II, each director elected by the holders of the Series C Preferred Stock to fill the vacancies created by this Section 3.3 shall serve until the next election of directors and until his successor shall have been elected and qualified. If a Trigger Event exists as of the next election of directors, then the holders of the Series C Preferred Stock shall be entitled to elect his successor at such election. If no Trigger Event exists at the next election of directors, then the successor shall be elected by the stockholders entitled at that time to vote for the election of directors. If a director ceases to serve as a director pursuant to paragraph 5B(ii) of Part II, the vacancy shall be filled as set forth in Section 3.7.

                  (e) If at the time of the occurrence of a Trigger Event, a vacancy or vacancies exist as to the Class II directors whom the holders of the Series C Preferred Stock are entitled to elect, the holders of Series C Preferred Stock shall be entitled to fill such vacancy or vacancies at the Special Meeting in the manner provided in Section 3.3(c)

         3.4 CHIEF EXECUTIVE OFFICER; CHAIRMAN. The Board of Directors may from time to time select from among its members a Chief Executive Officer and a Chairman of the Board who shall serve during the pleasure of the Board of Directors. The Chief Executive Officer, if any, shall preside at all meetings of the Board of Directors. If there is no Chief Executive Officer or if the Chief Executive Officer is not present at the meeting, the following shall preside (in descending order of preference): (1) the Chairman of the Board, if any, (2) the President, or (3) a director selected by a majority of the directors present at a meeting at which a quorum is present.

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         3.5 MEETINGS. The Board of Directors may hold meetings, both regular and special, either within or without Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as the Board shall from time to time determine. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President on two days' notice to each director, either personally or by telephone or telegram, or on seven days notice to each director by mail or overnight courier. The President or the Secretary shall call a special meeting of the Board of Directors in like manner and on like notice at the written request of any two directors.

         3.6 QUORUM AND VOTING. Except as otherwise provided by law or by the Corporation's Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If less than a quorum is present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

         3.7 VACANCIES. Except as otherwise provided in these Bylaws, vacancies and newly created directorships may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. Each director so chosen shall hold office until the earliest end of his or her tenure as prescribed by these Bylaws, the Corporation's Certificate of Incorporation or otherwise by law.

         3.8 ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting and without prior notice if a written consent in lieu of such meeting, setting forth the action so taken, is signed either before or after such action by all directors. All written consents shall be filed with the minutes of the proceedings of the Board of Directors.

         3.9 TELEPHONE MEETINGS. The Board of Directors may participate in meetings by means of conference telephone or similar communications equipment, whereby all directors participating in the meeting can hear each other at the same time, and participation in any such meeting shall constitute presence in person by such director at such meeting. A written record shall be made of all actions taken at any meeting conducted by means of a conference telephone or similar communications equipment.

         3.10 DIRECTORS' AGE QUALIFICATION. A person shall not be elected a director in or after the month in which that person becomes 72 years old. Notwithstanding the preceding sentence, a director in office may be elected to one additional term of not more than one year after the director becomes 72 years old, but before the month in which that director becomes 73 years old, if nominated by all of the directors then in office who otherwise would meet the age qualification requirements of this section.

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                                 4. COMMITTEES

         4.1 ESTABLISHMENT OF COMMITTEES. The Board of Directors may, by resolution duly adopted by a majority of the whole Board, appoint such committee or committees as it shall deem advisable and with such limited authority as the Board of Directors shall from time to time determine.

         4.2 MISCELLANEOUS.

                  (a) The Board of Directors shall have the power at any time and from time to time to fill vacancies in, to change the membership of, or to discharge any committee.

                  (b) Unless prohibited by law, the provisions of Section 3.8 ("Action by Consent") and of Section 3.9 ("Telephone Meetings") shall apply to all committees from time to time created by the Board of Directors.

                                  5. OFFICERS

         5.1 POSITIONS. The Corporation may have a Chief Executive Officer and a Chairman of the Board, and shall have a President, one or more Vice Presidents, a Secretary, and a Treasurer, all of whom shall be chosen by the Board of Directors. The Corporation may also have such assistant officers as the Board of Directors may deem necessary, all of whom shall be elected by the Board of Directors. Any number of offices may be held by the same person.

         5.2 RIGHTS AND DUTIES--GENERAL. The election of any officer of the Corporation shall not of itself create any contract rights for any such officer with respect to that officer's position or employment by the Corporation. All officers of the Corporation shall exercise such powers and perform such duties as the Board of Directors may from time to time direct.

         5.3 TERM OF OFFICE; REMOVAL. Each officer of the Corporation shall hold office at the pleasure of the Board of Directors and any officer may be removed, with or without cause, at any time. The Board of Directors may fill any vacancy in any office for the unexpired portion of the office term.

         5.4 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, if any, shall perform such executive, supervisory, and management function and duties as the Board of Directors may from time to time assign.

         5.5 CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall perform such executive, supervisory, and management functions and duties as the Board of Directors may from time to time assign.

         5.6 PRESIDENT. The President shall:

                  (a) Subject to the direction of the Board of Directors, have general charge and authority over the business of the Corporation;

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                  (b) Have authority acting alone, except as otherwise directed by the Board of Directors, to sign and deliver any document on behalf of the Corporation; and

                  (c) Have such other powers and duties as the Board of Directors may assign.

         5.7 VICE PRESIDENT(S). The Vice President, or if there be more than one Vice President, the Vice Presidents in the order of their seniority by designation (or if not designated, in the order of their seniority of election), shall perform the duties of the President in his absence. The Vice President(s) shall have such other powers and duties as the Board of Directors or the Chief Executive Officer, if any, or the President, if there is no Chief Executive Officer, may assign.

         5.8 SECRETARY. The Secretary shall:

                  (a) Issue notices of all meetings for which notice is required to be given;

                  (b) Keep the minutes of all meetings and have charge of the corporate record books; and

                  (c) Have such other duties and powers as the Board of Directors or the Chief Executive Officer, if any, or the President, if there is no Chief Executive Officer, may assign.

         5.9 TREASURER. The Treasurer shall:

                  (a) Have the custody of all funds and securities of the Corporation;

                  (b) Keep adequate and correct accounts of the Corporation's affairs and transactions; and

                  (c) Have such other duties and powers as the Board of Directors or the Chief Executive Officer, if any, or the President, if there is no Chief Executive Officer, may assign.

                                   6. NOTICES

         6.1 WRITTEN NOTICE--FORM; DELIVERY. Any written notice required or permitted to be given to any director, officer, stockholder, or committee member shall be either personally delivered or given by first-class mail or overnight courier with postage prepaid, in any case addressed to the recipient at his or her address as it appears in the records of the Corporation. Personally delivered notices shall be deemed given at the time they are delivered at the address of the named recipient as it appears in the records of the Corporation, mailed notices shall be deemed given at the time they are deposited in the United States mail, and notices given by overnight courier shall be deemed given at the time they are delivered to the courier. Notice to a director may also be given by telegram sent to his or her address as it appears on the records of the Corporation and shall be deemed given at the time delivered at such address.

         6.2 WAIVER; EFFECT OF ATTENDANCE. Whenever any notice is required to be given by law, by the Corporation's Certificate of Incorporation, or by these Bylaws, a written waiver

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thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be the equivalent of the giving of such notice. Any stockholder who attends a meeting of stockholders in person, or who is represented at such meeting by a proxy, or any director or committee member who attends a meeting of the Board of Directors or of a committee thereof, shall be deemed to have had timely and proper notice of the meeting, unless such stockholder (or his or her proxy), director, or committee member attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

                               7. INDEMNIFICATION

The Corporation shall indemnify each person who may be indemnified (individually an "Indemnitee" and collectively the "Indemnitees") pursuant to Section 145 ("Section 145") of the General Corporation Law of the State of Delaware, as amended from time to time (or any successor provision thereto), to the fullest extent permitted by Section 145. In each and every situation in which the Corporation may do so under Section 145, the Corporation hereby obligates itself to so indemnify the Indemnitees, and in each case, if any, in which the Corporation must make certain investigations on a case-by-case basis before indemnification, the Corporation hereby obligates itself to pursue such investigations diligently, it being the specific intention of these Bylaws to obligate the Corporation to indemnify each Indemnitee to the fullest extent permitted by law at any time and from time to time. To the extent not prohibited by Section 145 (or any other provision of the General Corporation Law of the State of Delaware, as amended from time to time), the Indemnitees shall not be liable to the Corporation except for their own individual willful misconduct or actions taken in bad faith.

                             8. GENERAL PROVISIONS

         8.1 REGISTERED STOCKHOLDERS. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions (to the extent otherwise distributable or distributed), to vote (in the case of voting stock) as such owner, and to hold liable for calls and assessments a person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any other person's equitable or legal claim to, or interest in, such shares. The Corporation (or its transfer agent) shall not be required to send notices or dividends to a name or address other than the name or address of the stockholders appearing on the stock ledger maintained by the Corporation (or by the transfer agent or registrar, if any), unless any such stockholder shall have notified the Corporation (or the transfer agent or registrar, if any), in writing, of another name or address at least ten days before the mailing of such notice or dividend.

         8.2 DIVIDENDS. Subject to the provisions of the Corporation's Certificate of Incorporation and of the General Corporation Law of the State of Delaware, as amended from time to time, the Board of Directors may declare dividends upon the capital stock of the Corporation at any regular or special meeting, and such dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation.

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         8.3 FISCAL YEAR. Subject to change at any time at the direction of the
Board of Directors, the fiscal year of the Corporation shall end on the Saturday nearest August 31 in each calendar year.

         8.4 AMENDMENT OF BYLAWS. As provided by the Corporation's Certificate of Incorporation, the Board of Directors shall have the power to make, alter, and repeal these Bylaws, and to adopt new bylaws, in all cases by an affirmative vote of a majority of the whole Board of Directors, provided that notice of the proposal to make, alter, or repeal these Bylaws, or to adopt new bylaws, is included in the notice of the meeting of the Board of Directors at which such action takes place.